SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 12, 2024

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive, Shelton, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	NNVC	NYSE-American

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Coronavirus License Agreement

As previously disclosed, on September 9, 2021, NanoViricides, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with TheraCour Pharma, Inc. (“TheraCour”) for an exclusive, worldwide license to the Company for further development with respect to TheraCour’s research and development of services with respect to treatments for coronavirus derived human infections.

Pursuant to the License Agreement, the Company is obligated to make payments to TheraCour upon TheraCour’s achievement of certain milestones defined in the License Agreement (“Milestone Payments”). Pursuant to the License Agreement, the Company shall provide the following consideration to TheraCour based upon TheraCour’s achievement of the Milestones: (i) One Hundred Thousand (100,000) shares of the Registrant’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Milestone Shares”) (as such number of shares may be adjusted for stock splits, combinations, divisions and other recapitalization events) no later than thirty (30) days after the achievement of Milestone 1 (as defined in the License Agreement); (ii) Fifty Thousand (50,000) Milestone Shares (as such number of shares may be adjusted for stock splits, combinations, divisions and other recapitalization events) no later than thirty (30) days after the achievement of Milestone 2 (as defined in the License Agreement); (iii) One Million Five Hundred Thousand Dollars ($1,500,000) no later than five (5) business days after the achievement of Milestone 3 (as defined in the License Agreement); (iv) Two Million Dollars ($2,000,000), no later than five (5) business days after the Commercialization, provided Milestone 3 is achieved; (v) Two Million Five Hundred Thousand Dollars ($2,500,000) no later than six (6) months after the Commercialization, provided Milestone 4 is achieved (as defined in the License Agreement); (vi) One Hundred Thousand Milestone Shares no later than thirty (30) days after the achievement of Milestone 6 (as defined in the License Agreement), provided Milestone 5 is achieved; and (vii) either (A) Five Million Dollars ($5,000,000); or (B) Five Hundred Thousand (500,000) Milestone Shares (as such number of shares may be adjusted for stock splits, combinations, divisions and other recapitalization events) no later than six (6) months after Commercialization of Milestone 7 (as defined in the License Agreement), provided Milestone 6 is achieved.

On February 13, 2024, the Company and TheraCour amended the License Agreement (the “Amendment”). The Amendment provides that any yet unearned and unremitted cash awards for Milestone Payments shall not be due and payable until the Company achieves a “Revenue Event”, which is defined in the Amendment as, the receipt of revenue by the Company generated from, but not limited to, sources such as (1) research and development grants, government contracts, non-profit organizations and other sources to the extent that the amount of Recognized Revenue (as defined in the Amendment) is only considered to be the profit portion of Revenue Event, if any; (2) License of third-party development partnerships to the extent Recognized Revenue is considered to include only the profit or retained earnings portion received from such deals (and exclude any at-cost-reimbursements); (3) drug commercialization wherein recognized revenue shall be the amount of gross profit (i.e., net sales less cost of net sales); or (4) other sources of revenue such as gross profits from private contract work. Additionally, the Amendment provides that no more than 50% of the Recognized Revenue shall be applied for remitting such consideration at the time of payment. Further, the Amendment clarifies that financing raised by the Company from the sale of equity, mortgage or debt transactions, and such other instruments shall not be regarded as Recognized Revenue. As of the date of the Amendment, the Company had paid to TheraCour Milestone Payments 1, 2 and 3, and no further Milestone Payments are due to TheraCour.

The foregoing descriptions of the License Agreement and Amendment are not complete and further are qualified in their entirety by reference to the License Agreement and Amendment, which are filed as Exhibits 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Line of Credit Agreement – Extension

As previously disclosed, on November 13, 2023, the Company and the Company’s President and CEO, Dr. Anil R. Diwan, entered into a Line of Credit Agreement whereby Dr. Diwan agreed to provide a standby Line of Credit to the Company in the maximum amount of $2,000,000. All amounts outstanding under the under the Line of Credit, including principal, accrued interest and other fees and charges, were to be due and payable on December 31, 2024. Amounts drawn down under the Line of Credit shall bear interest at a fixed rate of 12%. Advancements under the Line of Credit are collateralized by an Open End Mortgage Deed on the Company’s real property at 1 Controls Drive, Shelton, Connecticut and a Chattel Mortgage (U.C.C.-1 filing) against the Company’s equipment and fixtures. Any draw down under the Line of Credit requires the approval of the Company’s Board of Directors.

On February 12, 2024, the Company, pursuant to Article 2.5 of the Company’s Line of Credit Agreement with Dr. Anil R. Diwan, signed an Extension Agreement which extended the maturity date of the Company’s Line of Credit from December 31, 2024 to December 31, 2025. There were no other amendments to the original Line of Credit. The Company has not drawn against the facility as of the date hereof.

The foregoing descriptions of the Line of Credit Agreement and Extension Agreement are not complete and further are qualified in their entirety by reference to the Line of Credit Agreement and Extension Agreement, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Suspension of Advance Payment to TheraCour

On February 12, 2024 the Company requested and TheraCour agreed to suspend the existing license requirement to maintain an advance with TheraCour equal to two months of projected TheraCour invoices which is recalculated quarterly. The suspension will remain in effect until such time as the Company is able to raise sufficient capital. The existing available advance will be applied towards payment of TheraCour invoices.

The foregoing descriptions of the suspension of advances are not complete and further are qualified in their entirety by reference to the Suspension etter, which is filed as Exhibit 10.5 to this Current Report on Form 8-K, which ise incorporated herein by reference.

Item. 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1*	License Agreement between the Company and TheraCour, dated September 7, 2021
10.2	Amendment to License Agreement between the Company and TheraCour, dated February 13, 2024
10.3	Line of Credit Agreement between the Company and Dr. Anil R. Diwan, dated November 13, 2023
10.4	Extension Agreement between the Company and Dr. Anil R. Diwan, dated February 12, 2024
10.5	Letter from TheraCour Pharma, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 15, 2021.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: February 16, 2024	By:	/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman, President